UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Enter into a Material Definitive Agreement

On November 9, 2012, Gentherm Incorporated (the “Company”) entered into a Settlement Agreement (the “Agreement”) with Feher Research Co., successor in interest to Feher Design, Inc., and Steve Feher (collectively, “Feher”). The Company and Feher Design, Inc. were parties to an Option and License Agreement dated as of November 2, 1992 (as amended, the “License Agreement”) pursuant to which the Company paid quarterly royalties to Feher Design, Inc. on certain of the Company’s products that incorporated specific intellectual property originally developed by Feher and transferred to the Company. The Agreement settled a dispute concerning the amount of future payments due under the License Agreement. Under the Agreement, the Company has agreed to make fixed payments to Feher and both parties have released the other from further liabilities under the License Agreement. A copy of the Agreement is attached to this Report on Form 8-K as Exhibit 10.1.

Sections 2-8. Not applicable.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Settlement Agreement dated November 9, 2012 by and among Gentherm Incorporated, Feher Research Co., successor in interest to Feher Design, Inc., and Steve Feher

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date: November 12, 2012

Exhibit Index

10.1	Settlement Agreement dated November 9, 2012 by and among Gentherm Incorporated, Feher Research Co., successor in interest to Feher Design, Inc., and Steve Feher